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                                                                    EXHIBIT 99.2

                              AMENDMENT TO LEASE
                              ------------------

      This Agreement made as of the 24th day of October, 2001, between Clemons Management Corp., c/o Bernstein Real Estate, 855 Avenue of the Americas, New York, New YORK 10001 ("Landlord"), and StarMedia Network, Inc., having an address at 75 Varick Street, New York, New York ("Tenant").

                                   WITNESSETH
                                   ----------

      WHEREAS, by Lease dated September 15, 1997 (the "Original Lease"), Landlord leased to Tenant the entire 5th floor (the "Existing Premises") in the building known as 29-33 West 36th Street, New York, New York; and

      WHEREAS, the Original Lease was amended on April 8, 1998 to add the 3rd floor to the premises (the "First Amendment"), and was further amended on September 14, 1998 to include the 8th floor premises (the "Second Amendment"); and

      WHEREAS, by letter agreement dated July 23, 2000 (the "Letter Agreement"), the Landlord recaptured the 3rd and 8th floor premises and there remains demised under the Lease only the 5th floor Existing Premises which are now sublet to Big Fat Promotions through August 30, 2003 pursuant to a sublease approved by the Landlord (the Original Lease, said Amendments and the Letter Agreement being collectively referred to herein as the "Lease"); and

      WHEREAS, the Tenant now wishes to add back to the Existing Premises the 3rd floor premises (the "3rd Floor Space") and Landlord agrees to lease the same upon the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, Ten Dollars ($10.00) (the receipt and sufficiency of which are hereby acknowledged) and other good and valuable consideration, it is agreed between the parties that the Leases shall be amended as follows:

      1. DEMISED PREMISES. Effective as of the "Commencement Date," the 3rd Floor Space shall be added to the Existing Premises and shall be deemed a part of the demised premises under the Lease (said 3rd Floor Space and Existing Premises being together referred to as the "Premises"). The "Commencement Date" shall be the date on which Landlord delivers the 3rd Floor Space to Tenant in vacant, broom clean condition and with the heating and air-conditioning system in working condition.

      2. RENT. The base annual rent for the 3rd Floor space shall be as follows:

      $162,504.00 for the period from the "Rent Commencement Date" to 10/31/02, to be paid in twelve equal consecutive monthly installments of $13,542.00 (the "Rent Commencement Date" shall be the thirty-first ("31st") day after the Commencement Date):

      $168,192.00 for the period from the 11/1/02 to 10/31/03 to be paid in twelve equal consecutive monthly installments of $14,016.00; and

      $174,084.00 for the period from 11/1/03 to 10/31/04 to be paid in twelve equal consecutive monthly installments of $14,507.00.

      3. REAL ESTATE TAXES--3RD FLOOR SPACE. Supplementing Article R7(A) and R7(D) of the Lease, Tenant shall pay 8.33% of real estate tax increases pursuant thereto with respect to the 3rd Floor Space, provided that the Base Tax Year under R7(D) with respect to the 3rd Floor Space shall be 2001/2002. With respect to the Existing Premises, Tenant's base year and percentage of 8.33% with respect thereto shall not change.

      4. SECURITY DEPOSIT--3RD FLOOR SPACE. Tenant shall deposit additional security in the amount of $67,710.00 to be held under the Lease with respect to the 3rd Floor Space.

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      5. LANDLORD'S WORK--3RD FLOOR SPACE. Landlord shall not be obligated to perform any work prior to the Commencement Date except as may be necessary to place the 3rd floor premises in the required condition as of the Commencement Date.

      6. WATER CHARGES--3RD FLOOR SPACE. Effective as of November 1, 2001, Tenant shall pay an additional $25.00 per month for water charges pursuant to
Article 29 and an additional $25.00 for sprinkler charges pursuant to Article
30.

      7. ELECTRIC--3RD FLOOR SPACE. As with the Existing Premises, electricity for the 3rd Floor Space is directly metered and Tenant shall be responsible for the payment of same.

      8. EFFECT OF PRIOR AMENDMENTS. The First Amendment no longer applies since it related to the earlier rent, real estate tax and security terms for the 3rd Floor Space and the terms of this Amendment supersede the same. The Second Amendment is not deleted in its entirety but the portions thereof which dealt with the now recaptured 8th floor space (referred to therein as the "Second Additional Space") are all deleted, as are the base rent, real estate tax and security terms therein for the 3rd Floor Space, since, as above noted, they are deemed superseded hereby.

      9. EXISTING 5TH FLOOR PREMISES. Tenant and Landlord agree that the rent and additional rent with respect to the Existing Premises as set forth in the Lease shall not be modified. The term of the Lease as to the Existing Premises expires on August 31, 2003. This Lease will then continue only as to the 3rd Floor Space through October 31, 2004. Provided that Tenant is not in default of the Lease beyond any applicable cure period, Tenant shall receive the return of its security deposit now held by Landlord within 20 days after such expiration of the term relating to the Existing Premises. The security deposited hereunder shall continue as security for the remaining 3rd Floor Premises.

      10. FREIGHT AND ELEVATOR. During regular building hours only, Landlord agrees that Tenant shall not be charged for freight/elevator service provided that Tenant acknowledges that the same is available on a first come first serve basis and may be subject to customary building rules regarding prior appointment.

      11. RATIFICATION. Except as hereby modified, in all other respects the terms, covenants, provisions and conditions of the Lease are hereby ratified and confirmed. Landlord and Tenant each agree that the other is not in default of the Lease as of the date hereof, and that no condition exists which, with the giving of notice or the passage of time, would constitute a default thereunder.

      12. ARREARS. Landlord and Tenant hereby acknowledge and agree that there is an existing dispute with regard to rental arrears for the fifth floor premises. Landlord and Tenant hereby agree to resolve the issue within ten (10) days of executing this document.

      IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals as of the date and year first above written.


Clemons Management Corp.                    StarMedia Network, Inc.
 By: Bernstein Management Corp.
 d/b/a Bernstein Real Estate,
 as Agent                                   By: /s/ Enrique Narciso
                                               -------------------------------
By: /s/ Vincent Terranova                       Enrique Narciso
   --------------------------------
   Vincent Terranova




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